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                                                                  EXHIBIT 10.186


         AMENDED AGREEMENT CONCERNING "SPLIT-DOLLAR" LIFE INSURANCE PLAN


        AMENDMENT made as of the 23rd day of April, 1999 to the AGREEMENT made as of the 1st day of June, 1995, between MEGO FINANCIAL CORP. (the "Employer"), JOSEPH A. SCHUSTER, as Trustee (the "Trustee") of the EUGENE I. SCHUSTER IRREVOCABLE TRUST - MEGO, dated May 30, 1995, (the "Trust"), and EUGENE I. SCHUSTER.

        WHEREAS:

        1. An Agreement was entered into as of the 1st day of June, 1995, between MEGO FINANCIAL CORP.,JOSEPH A. SCHUSTER, as Trustee of the EUGENE I. SCHUSTER IRREVOCABLE TRUST - MEGO, dated May 30, 1995, and EUGENE I. SCHUSTER.

        2. Paragraph 5 of said Agreement provided that the Agreement, or any of its provisions, could be amended, supplemented, modified or waived by a writing signed by the party to be bound thereby.

        3. The parties hereto wish to amend said Agreement and restate it in its entirety.

        NOW, THEREFORE, the parties hereto amend said Agreement and restate it in its entirety as follows:


        AGREEMENT made as of the 1st day of June, 1995, between MEGO FINANCIAL CORP. (the "Employer"), JOSEPH A. SCHUSTER, as Trustee (the "Trustee") of the EUGENE I. SCHUSTER IRREVOCABLE TRUST - MEGO, dated May 30, 1995, (the "Trust"), and EUGENE I. SCHUSTER.

        WHEREAS:

        1. The Trust owns a policy of insurance on the life of EUGENE I. SCHUSTER (the "Insured").


        2. The policy of insurance owned by the Trust and referred to in this Agreement was issued by the UNITED STATES LIFE INSURANCE COMPANY (the "Insurer") as Policy No. 1035768L (the "Policy").


        3. EUGENE I. SCHUSTER (the "Employee") is currently a Vice President of the Employer.


        4. The Employer has agreed to establish a split-dollar life insurance plan (the "Plan") to assist the Trust in paying premiums due on the Policy.


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        5. The Trust has agreed to assign to the Employer certain specific rights in and to the Policy in consideration of payment by the Employer of premiums due on the Policy.


        NOW, THEREFORE, the Employer, the Trust and the Insured agree that:


        1. Payment of Premiums: The Employer will pay all premiums due on the Policy to the Insurer on or before the date or dates on which they become due through June, 1997, at which time the Employer's obligation to pay said premiums shall cease.

        2. Policy Ownership and Collateral Assignment: The Trust will continue to own the Policy and shall assign to the Employer, subject to the terms and conditions of the Policy and to any superior liens that the Insurer may have against the Policy, the following specific rights in and to the Policy:

                (a) The right to obtain, upon surrender of the Policy by the Trust, an amount from the surrender proceeds equal to but not exceeding the amount of the Employer's Interest in the Policy, as defined in paragraph 3 (hereinafter "Employer's Interest in the Policy"). If, (1) the Trust borrows any amounts from the cash surrender value of the Policy pursuant to this Agrement and (2) upon a surrender of the Policy by the Trust, the amount of the Employer's Interest in the Policy exceeds the surrender proceeds, any shortfall shall be paid to the Employer by the Insured.

                (b) The right to collect, upon a claim by the Trust under the Policy by reason of the death of the Insured, an amount from the proceeds equal to but not exceeding the amount of the Employer's Interest in the Policy, as defined in paragraph 3, determined immediately prior to the death of the Insured.

        As owner of the Policy, the Trust will possess and exercise exclusively all remaining rights in and to the Policy not otherwise assigned to the Employer by reason of this Agreement, including, without limitation, the right to assign the Policy to a third party, the right to designate the beneficiary or beneficiaries of any death benefit in excess of the Employer's Interest in the Policy, the right to surrender the Policy and the right to reduce the death benefit payable under the Policy (provided, however, that the death benefit may not be reduced to an amount less than the aggregate amount of premiums paid by the Employer on the Policy). In addition, the Trust shall have the right to borrow from the cash surrender value of the policy; provided, however, that the Trust may borrow only to the extent that immediately after any such



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borrowing the cash surrender value of the Policy shall be no less than the aggregate amount of premiums paid by the Employer on the Policy reduced by the aggregate amount, if any, paid by or on behalf of the Trust to the Employer in reimbursement of premiums paid by the Employer on the Policy.

        The Employer agrees that it will not exercise its rights in and to the Policy in any way that may conflict with the exercise by the Trust of its rights in and to the Policy or that may delay or otherwise interfere with receipt by its designated beneficiary or beneficiaries of any death benefit under the Policy in excess of the Employer's Interest in the Policy. The Employer agrees that it will not assign its rights in and to the Policy to any person or entity other than the Trust without the prior consent of the Trustee.

        The Trust agrees to notify the Employer of any assignment of its rights in and to the Policy, in whole or in part.

        3. Employer's Interest in the Policy: The amount of the Employer's Interest in the Policy, wherever referred to in this Agreement, is an amount equal to the lesser of (a) the net cash surrender value of the Policy as calculated without giving regard to any premium payments which may have been paid by the Insured or by any trust created by the Insured and (b) the aggregate amount of premiums paid by the Employer on the Policy, and in each case reduced by the aggregate amount, if any, paid by or on behalf of the Trust to the Employer in reimbursement of premiums paid by the Employer on the Policy. Notwithstanding the foregoing, if at any time this Agreement is in effect, the Trust borrows any amounts from the cash surrender value of the Policy, the Employer's Interest in the Policy, wherever referred to in this Agreement, is an amount equal to the aggregate amount of premiums paid by the Employer on the Policy reduced by the aggregate amount, if any, paid by or on behalf of the Trust to the Employer in reimbursement of premiums paid by the Employer on the Policy.

        4. Termination of Agreement: This Agreement will terminate upon whichever of the following is the first to occur:

                (a) Surrender of the Policy by the Trust.

                (b) Payment by or on behalf of the Trust to the Employer of an amount equal to the Employer's Interest in the Policy.

                (c) The death of the Insured.


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        Upon termination of this Agreement and receipt by the Employer of the
Employer's Interest in the Policy, the Employer agrees to execute such documents as may be reasonably required by the Trust to release the Employer's rights in and to the Policy.


        5. Amendment and Effect: This Agreement contains the entire understanding between the Trust, the Employer and the Insured concerning the matters addressed herein. This Agreement, or any of its provisions, may not be amended, supplemented, modified or waived unless by a writing signed by the party to be bound thereby. If any provision of this Agreement is determined to be void, invalid or unenforceable, the remaining provisions will not be affected, but will continue in effect as though such void, invalid or unenforceable provision were not originally a part of this Agreement. This Agreement will benefit and bind the heirs, executors, administrators, personal representatives, successors and assigns of each of the parties hereto. Notwithstanding the foregoing, the Trustee is entering into this Agreement solely in his capacity as Trustee and not individually.


        6. Special Provisions: To the extent required by law, the following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                (a)     The named fiduciary: The Employer.

                (b) The funding policy under this Plan is that premiums on the Policy shall be remitted by the Employer as provided in paragraph 1 of this Agreement.

                (c) Direct payment by the Insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.

                (d) For claims procedure purposes, the "Claims Manager" shall be the Secretary of the Employer.

                        (1) If for any reason a claim for benefits under this plan is denied by the Employer, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as



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                                may be pertinent and information on the
                                procedures to be followed by the claimant in obtaining a review of the claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                                (A)     The claimant's claim shall be deemed
                                        filed when presented orally or in
                                        writing to the Claims Manager.

                                (B) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

                        (2) The claimant shall have 60 days following receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant's representative may submit pertinent documents and written issues and comments.

                        (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of the claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.


        7. Governing Law: This Agreement will be governed by and its validity, effect and interpretation determined by the laws of the State of New York applicable to contracts made and to be performed wholly in that state.

        10. Further Assurances: Each party, upon the other's request and without cost to the other, agrees to take any action, and to sign, acknowledge and deliver to the other party



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any additional document, necessary or expedient to effectuate the purposes of this Agreement.


        11. Counterparts: This Agreement may be executed in counterparts, each of which will be an original, which together will constitute one Agreement.

        12. This Agreement supercedes any prior arrangements, undertakings or agreements relating to the insurance policy referred to herein.


        IN WITNESS WHEREOF, the parties have signed this

Agreement as of the day and year first written above.


ATTEST:                                      MEGO FINANCIAL CORP.


                                             By:
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WITNESS:
                                             EUGENE I. SCHUSTER
                                             IRREVOCABLE TRUST - MEGO,
                                             DATED MAY 30, 1995


                                             By:
----------------------------------              -------------------------------
                                                JOSEPH A. SCHUSTER, as
                                                Trustee and not
                                                individually



----------------------------------           -------------------------------
                                             EUGENE I. SCHUSTER


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